Filed Pursuant to Rule 433
                                                         File No.: 333-130694-24

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  March 22nd, 2007
Securitized Products Group
                             [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                                   Term Sheet

                                  $846,247,000
                                  Approximately

                         Morgan Stanley Home Equity Loan
                                  Series 2007-2

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  March 22nd, 2007
Securitized Products Group
                             [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                           Approximately $846,247,000
                  Morgan Stanley Home Equity Loan Series 2007-2

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                     Wells Fargo Bank, National Association
                                    Servicers

                             Transaction Highlights
                             ----------------------


                        Original Class
Offered                  Certificate     Expected Ratings    Avg Life to
Classes   Description     Balance(4)     (S&P / Moody's)    Call(1)/Mty(2)
-------   -----------   --------------   ----------------   --------------
  A-1       Floater        344,180,000       AAA/Aaa         0.80 / 0.80
  A-2       Floater        105,880,000       AAA/Aaa         2.00 / 2.00
  A-3       Floater        146,430,000       AAA/Aaa         3.50 / 3.50
  A-4       Floater         90,890,000       AAA/Aaa         7.81 / 8.53
  M-1       Floater         31,507,000       AA+/Aa1         5.43 / 5.68
  M-2       Floater         28,844,000        AA/Aa2         5.38 / 5.61
  M-3       Floater         18,194,000       AA-/Aa3         5.35 / 5.56
  M-4       Floater         15,088,000        A+/A1          5.33 / 5.53
  M-5       Floater         15,088,000         A/A2          5.32 / 5.50
  M-6       Floater         13,757,000        A-/A3          5.31 / 5.47
  B-1       Floater         13,313,000      BBB+/Baa1        5.30 / 5.42
  B-2       Floater         11,982,000       BBB/Baa2        5.29 / 5.37
  B-3       Floater         11,094,000      BBB-/Baa3        5.29 / 5.31


                             Transaction Highlights (cont.)
                             ------------------------------

            Modified
          Duration to                             Initial
Offered   Call(1)(3) /    Payment Window to    Subordination
Classes    Mty (2)(3)     Call(1) / Mty(2)         Level         Benchmark
-------   ------------   -------------------   -------------    -----------
  A-1     0.77 / 0.77      1 - 20 / 1 - 20             22.55%   1 Mo. LIBOR
  A-2     1.88 / 1.88     20 - 29 / 20 - 29            22.55%   1 Mo. LIBOR
  A-3     3.13 / 3.13     29 - 66 / 29 - 66            22.55%   1 Mo. LIBOR
  A-4     6.18 / 6.55    66 - 116 / 66 - 201           22.55%   1 Mo. LIBOR
  M-1     4.52 / 4.64    43 - 116 / 43 - 174           19.00%   1 Mo. LIBOR
  M-2     4.46 / 4.57    41 - 116 / 41 - 167           15.75%   1 Mo. LIBOR
  M-3     4.40 / 4.51    40 - 116 / 40 - 160           13.70%   1 Mo. LIBOR
  M-4                    Not Offered Hereby                     1 Mo. LIBOR
  M-5     4.27 / 4.35    39 - 116 / 39 - 150           10.30%   1 Mo. LIBOR
  M-6     4.22 / 4.30    39 - 116 / 39 - 144            8.75%   1 Mo. LIBOR
  B-1                    Not Offered Hereby                     1 Mo. LIBOR
  B-2                    Not Offered Hereby                     1 Mo. LIBOR
  B-3                    Not Offered Hereby                     1 Mo. LIBOR

Notes:    (1)   Certificates are priced to the 5% Optional Clean-up Call.
          (2)   Based on the pricing prepayment speed. See details below.
          (3)   Assumes pricing at par.
          (4)   Class sizes subject to a variance of plus or minus 5%.


Issuing Entity:    Morgan Stanley Home Equity Loan Trust 2007-2.

Depositor:         Morgan Stanley ABS Capital I Inc.

                   First NLC Financial Services, LLC (35.13%), Wilmington
Original Loan      Finance, Inc. (34.86%) and Accredited Home Lenders, Inc.
Sellers:           (30.01%)

Master Servicer:   Wells Fargo Bank, National Association

                   Saxon Mortgage Services, Inc. (55.88%), Countrywide Home
Servicers:         Loans Servicing LP (43.18%) and Wells Fargo Bank, National
                   Association (0.94%)

Swap and Cap       Morgan Stanley Capital Services Inc.
Provider:

Trustee:           Deutsche Bank National Trust Company


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Securities and
Swap
Administrator:     Wells Fargo Bank, National Association

Manager:           Morgan Stanley & Co. Incorporated


Rating Agencies:   Standard & Poor's Ratings Service, and Moody's Investors
                   Service, Inc.

Offered            The Class A-1, A-2, A-3, A-4, M-1, M-2, M-3, M-4, M-5, M-6,
Certificates:      B-1, B-2 and B-3 Certificates.

Class A            The Class A-1, A-2, A-3 and A-4 Certificates.
Certificates:

Expected Closing   April 3, 2007 through DTC and Euroclear or Clearstream.  The
Date:              Certificates will be sold without accrued interest.

Cut-off Date:      March 1, 2007.

Distribution       The 25th of each month, or if such day is not a business
Dates:             day, on the next business day, beginning April 25, 2007.

Final Scheduled    For all Offered Certificates, the Distribution Date
Distribution Date: occurring in April 2037.

Minimum            The Offered Certificates will be issued and available in
Denomination:      denominations of $25,000 initial principal balance and
                   integral multiples of $1 in excess of $25,000.

Due Period:        For any Distribution Date, the period commencing on the
                   second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual   The interest accrual period for the Offered Certificates
Period:            with respect to any Distribution Date will be the period
                   beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage       The trust will consist of approximately $887.5 million of
Loans:             adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing            o     Fixed Rate Mortgage Loans: CPR starting at
Prepayment Speed:  approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
                   o     ARM Mortgage Loans:  28% CPR

Credit             The Offered Certificates are credit enhanced by:
Enhancement:       1)    Net monthly excess cashflow from the Mortgage Loans
                      after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                   2)    4.65% overcollateralization (funded upfront).  On and
                      after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 9.30% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and
                   3)    Subordination of distributions on the more subordinate
                      classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior             For any Distribution Date, the percentage obtained by
Enhancement        dividing (x) the aggregate Class Certificate Balance of the
Percentage:        subordinate certificates (together with any
                   overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:     The later to occur of:
                   (x)   The earlier of:
                         (a)   The Distribution Date occurring in April 2010;
                               and
                         (b) The Distribution Date following the Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and
                   (y)   The first Distribution Date on which the Senior
                      Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 45.10%.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Trigger Event:     Either a Delinquency Trigger Event or a Cumulative Loss
                   Trigger Event.

Delinquency        A Delinquency Trigger Event is in effect on any Distribution
Trigger Event:     Date if on that Distribution Date the 60 Day+ Rolling
                   Average (the rolling 3 month average percentage of Mortgage
                   Loans that are 60 or more days delinquent, including
                   Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                   Class A Certificates remain outstanding    35.47% of the
                                                              Senior Enhancement
                                                              Percentage

                   On and after Class A pays off              42.10% of the
                                                              Class M-1
                                                              Enhancement
                                                              Percentage

Cumulative Loss    A Cumulative Loss Trigger Event is in effect on any
Trigger Event:     Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                   Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                   Months 25- 36    1.600% for the first month, plus an
                                    additional 1/12th of 2.000% for each month
                                    thereafter (e.g., 2.600% in Month 31)
                   Months 37- 48    3.600% for the first month, plus an
                                    additional 1/12th of 2.050% for each month
                                    thereafter (e.g., 4.625% in Month 43)
                   Months 49- 60    5.650% for the first month, plus an
                                    additional 1/12th of 1.650% for each month
                                    thereafter (e.g., 6.475% in Month 55)
                   Months 61- 72    7.300% for the first month, plus an
                                    additional 1/12th of 0.900% for each month
                                    thereafter (e.g., 7.750% in Month 67)
                   Months 73- 84    8.200% for the first month, plus an
                                    additional 1/12th of 0.050% for each month
                                    thereafter (e.g., 8.225% in Month 79)
                   Month 85-        8.250%
                   thereafter

Initial            Class A:         22.55%
Subordination      Class M-1:       19.00%
Percentage:        Class M-2:       15.75%
                   Class M-3:       13.70%
                   Class M-4:       12.00%
                   Class M-5:       10.30%
                   Class M-6:       8.75%
                   Class B-1:       7.25%
                   Class B-2:       5.90%
                   Class B-3:       4.65%


Optional Clean-up  When the current aggregate stated principal balance of the
Call: Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:   For all Offered Certificates the coupon will increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other
                   Certificates after the first Distribution Date on which the Optional Clean-up Call is exercisable.

Class A            The Class A-1, A-2, A-3 and A-4 Certificates will accrue
Certificates       interest at a variable rate equal to the lesser of (i)
Pass-Through Rate: one-month LIBOR plus [] bps ([] bps after the first
                   Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1          The Class M-1 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class M-2          The Class M-2 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-3          The Class M-3 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class M-4          The Class M-4 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class M-5          The Class M-5 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class M-6          The Class M-6 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class B-1          The Class B-1 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class B-2          The Class B-2 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

Class B-3          The Class B-3 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                   (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate: For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap: Beginning on the first Distribution Date, and for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the trust for the benefit of the Offered Certificates.

                   For its duration, the Interest Rate Cap pays the trust the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap  Any payments from the Interest Rate Cap shall be available
Payment            to pay any Basis Risk Carry Forward Amounts due to the
Allocation:        Offered Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward Amounts remaining outstanding.

Class A Basis      As to any Distribution Date, the supplemental interest
Risk Carry         amount for each of the Class A Certificates will equal the
Forward Amount:    sum of:
                   (i)   The excess, if any, of interest that would otherwise be
                         due on such Certificates at the Class A Certificates Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                   (ii)  Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                   (iii) Interest on the amount in clause (ii) at the related
                         Class A Certificates Pass-Through Rate (without regard to the WAC Cap).


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-1, M-2,    As to any Distribution Date, the supplemental interest amount
M-3,               for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
M-4, M-5, M-6,     and B-3 Certificates will equal the sum of:
B-1, B-2 and B-3   (i)   The excess, if any, of interest that would otherwise be
Basis Risk Carry         due on such Certificates at such Certificates'
Forward Amounts:         applicable Pass-Through Rate (without regard to the WAC
                         Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                   (ii)  Any Basis Risk Carry Forward Amount for such class
                         remaining unpaid for such Certificate from prior
                         Distribution Dates; and
                   (iii) Interest on the amount in clause (ii) at the
                         Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

Interest           On each Distribution Date and after payments of servicing
Distributions on   and master servicing fees, if any, and other expenses,
Offered            including any Net Swap Payments and any Swap Termination
Certificates:      Payment owed to the Swap Provider, other than Defaulted Swap
                   Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account, interest distributions from any remaining
                   Interest Remittance Amount will be allocated as follows:
                   (i)    Concurrently to the Class A Certificates, their
                          Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                   (ii)   to the Class M-1 Certificates, its Accrued Certificate
                          Interest;
                   (iii)  to the Class M-2 Certificates, its Accrued Certificate
                          Interest;
                   (iv)   to the Class M-3 Certificates, its Accrued Certificate
                          Interest;
                   (v)    to the Class M-4 Certificates, its Accrued Certificate
                          Interest;
                   (vi)   to the Class M-5 Certificates, its Accrued Certificate
                          Interest;
                   (vii)  to the Class M-6 Certificates, its Accrued Certificate
                          Interest;
                   (viii) to the Class B-1 Certificates, its Accrued Certificate
                          Interest;
                   (ix)   to the Class B-2 Certificates, its Accrued Certificate
                          Interest; and
                   (x)    to the Class B-3 Certificates, its Accrued Certificate
                          Interest.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Principal          On each Distribution Date (a) prior to the Stepdown Date or
Distributions on   (b) on which a Trigger Event is in effect, principal
Offered            distributions from the Principal Distribution Amount will be
Certificates:      allocated as follows:
                   (i)    to the Swap Account, the sum of (x) all Net Swap
                          Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;
                   (ii)   to the Class A Certificates, allocated between the
                          Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
                   (iii)  to the Class M-1 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (iv)   to the Class M-2 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (v)    to the Class M-3 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (vi)   to the Class M-4 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (vii)  to the Class M-5 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (viii) to the Class M-6 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (ix)   to the Class B-1 Certificates, until the Class
                          Certificate Balance has been reduced to zero;
                   (x)    to the Class B-2 Certificates, until the Class
                          Certificate Balance has been reduced to zero; and
                   (xi)   to the Class B-3 Certificates, until the Class
                          Certificate Balance has been reduced to zero.

                   On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                   (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;
                   (ii) to the Class A Certificates, the lesser of the remaining Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                   (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (viii) to the Class M-6 Certificates, the lesser of the
                          remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
                   (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal  Except as described below, the Class A Certificates will
Allocation:        receive principal sequentially: the Class A-2 Certificates will not receive principal distributions until the Class
                   Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-3 Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero and the Class A-4 Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero.

                   Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Swap Payment       For a given Class of Certificates outstanding, a pro rata
Allocation:        share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding Class Certificate Balance of that Class.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment        All payments due under the interest rate swap agreement and
Priority:           any Swap Termination Payment pursuant to the swap
                    agreement, including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement
                    Swap Provider Payment), will be deposited into the Swap
                    Account, and allocated in the following order of priority:
                   (i)    to pay any Net Swap Payment owed to the Swap Provider
                          pursuant to the interest rate swap agreement;
                   (ii) to pay any Swap Termination Payment to the Swap Provider, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;
                   (iii) to the Class A-1, A-2, A-3 and A-4 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
                   (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                          and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                   (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                   (vi) concurrently, to the Class A-1, A-2, A-3 and A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                   (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                   (viii) concurrently, to the Offered Certificates, any
                          unpaid Basis Risk Carry Forward Amount, pro rata based on need;
                   (ix) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                   (x)    to pay any Defaulted Swap Termination Payment to the
                          Swap Provider for that distribution date; and
                   (xi)   all remaining amounts to the holder of the Class X
                          Certificates.

                   In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the securities administrator will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, the master servicer, the securities administrator, any responsible party, the trustee or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                   Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the securities administrator will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the securities administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net  For any Distribution Date, any Net Monthly Excess Cashflow
Monthly Excess     shall be paid as follows:
Cashflow:          (i)     to the Class M-1 Certificates, the unpaid interest
                           shortfall amount;
                   (ii)    to the Class M-1 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (iii)   to the Class M-2 Certificates, the unpaid interest
                           shortfall amount;
                   (iv)    to the Class M-2 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (v)     to the Class M-3 Certificates, the unpaid interest
                           shortfall amount;
                   (vi)    to the Class M-3 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (vii)   to the Class M-4 Certificates, the unpaid interest
                           shortfall amount;
                   (viii)  to the Class M-4 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (ix)    to the Class M-5 Certificates, the unpaid interest
                           shortfall amount;
                   (x)     to the Class M-5 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xi)    to the Class M-6 Certificates, the unpaid interest
                           shortfall amount;
                   (xii)   to the Class M-6 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xiii)  to the Class B-1 Certificates, the unpaid interest shortfall amount;
                   (xiv)   to the Class B-1 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xv)    to the Class B-2 Certificates, the unpaid interest
                           shortfall amount;
                   (xvi)   to the Class B-2 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xvii)  to the Class B-3 Certificates, the unpaid interest shortfall amount;
                   (xviii) to the Class B-3 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xix)   concurrently, to the Class A Certificates, pro rata,
                           any Basis Risk Carry Forward Amount for the Class A
                           Certificates; and
                   (xx)    sequentially, to Classes M-1, M-2, M-3, M-4, M-5,
                           M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest           For any Distribution Date, the portion of available funds
Remittance Amount: for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued            For any Distribution Date and each class of Certificates,
Certificate        equals the amount of interest accrued during the related
Interest:          interest accrual period on the related Class Certificate
                   Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal          On any Distribution Date, the sum of (i) the Basic Principal
Distribution       Distribution Amount and (ii) the Extra Principal
Amount:            Distribution Amount.

Basic Principal    On any Distribution Date, the excess of (i) the aggregate
Distribution       principal remittance amount over (ii) the Excess
Amount:            Subordinated Amount, if any.

Net Monthly        For any Distribution Date is the amount of funds available
Excess Cashflow:   for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal    For any Distribution Date, the lesser of (i) the excess of
Distribution       (x) interest collected or advanced with respect to the
Amount:            Mortgage Loans with due dates in the related Due Period
                   (less servicing and master servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess             For any Distribution Date, means the excess, if any of (i)
Subordinated       the overcollateralization over (ii) the required
Amount:            overcollateralization for such Distribution Date.

Class A Principal  For any Distribution Date, an amount equal to the excess of
Distribution       (x) the aggregate Class Certificate Balance of the Class A
Amount:            Certificates immediately prior to such Distribution Date
                   over (y) the lesser of (A) the product of (i) approximately
                   54.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due
                   Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Class M-1          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                   (i) approximately 62.00% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-2          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate
                   Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Class M-3          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate
                   Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Class M-4          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate
                   Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.00% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Class M-5          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate
                   Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-6          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate
                   Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Class B-1          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate
                   Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Class B-2          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate
                   Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                   Amount on such Distribution Date) and (ix) the Class
                   Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.20% and
                   (ii) the aggregate stated principal balance of the Mortgage
                   Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-3          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate
                   Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                   Amount on such Distribution Date), (ix) the Class
                   Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal
                   Distribution Amount on such Distribution Date) and (x) the
                   Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and
                   (ii) the aggregate stated principal balance of the Mortgage
                   Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,437,597.

Allocation of      If on any Distribution Date, after giving effect to all
Losses:            distributions of principal as described above and
                   allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered
                   Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class
                   Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority
                   (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate
                   Balance for Realized Losses is referred to as an "Applied
                   Realized Loss Amount."  In the event Applied Realized Loss
                   Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future
                   Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class
                   Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid
                   Realized Loss Amount for the applicable class of Subordinated Certificates for the related Distribution
                   Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:  Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.
                   The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility: The Offered Certificates are expected to be ERISA eligible.
                   Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley Home Equity Loan Trust 2007-2 transaction.

SMMEA Eligibility: None of the Offered Certificates will be SMMEA eligible.

Registration       This term sheet does not contain all information that is
Statement and      required to be included in a registration statement, or in a
Prospectus:        base prospectus and prospectus supplement.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                   The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1030442/
                   000090514806002120/efc6-1020_forms3a.txt

Risk Factors:      PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE
                   REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS
                   SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY
                   HOME EQUITY LOAN TRUST 2007-2 TRANSACTION REFERRED FOR A
                   DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN
                   CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.
Static Pool        Information concerning the sponsor's prior residential
Information:       mortgage loan securitizations involving fixed- and
                   adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                   Subprime.html.
                   On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
       PPC (%)                           50               60              75              100             125              150
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-1    WAL (yrs)                        1.62             1.35            1.08            0.80             0.63            0.52
       First Payment Date             4/25/2007       4/25/2007        4/25/2007       4/25/2007       4/25/2007        4/25/2007
       Expected Final Maturity        8/25/2010       1/25/2010        6/25/2009      11/25/2008       7/25/2008        4/25/2008
       Window                          1 - 41           1 - 34          1 - 27          1 - 20           1 - 16          1 - 13
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-2    WAL (yrs)                        4.13             3.43            2.72            2.00             1.57            1.28
       First Payment Date             8/25/2010       1/25/2010        6/25/2009      11/25/2008       7/25/2008        4/25/2008
       Expected Final Maturity        3/25/2012       5/25/2011        6/25/2010       8/25/2009       1/25/2009        9/25/2008
       Window                          41 - 60         34 - 50          27 - 39         20 - 29         16 - 22          13 - 18
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-3    WAL (yrs)                        7.66             6.37            5.05            3.50             2.31            1.87
       First Payment Date             3/25/2012       5/25/2011        6/25/2010       8/25/2009       1/25/2009        9/25/2008
       Expected Final Maturity        7/25/2018       8/25/2016        9/25/2014       9/25/2012       1/25/2010        7/25/2009
       Window                         60 - 136         50 - 113         39 - 90         29 - 66         22 - 34          18 - 28
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-4    WAL (yrs)                        15.67           13.24            10.64           7.81             5.71            2.70
       First Payment Date             7/25/2018       8/25/2016        9/25/2014       9/25/2012       1/25/2010        7/25/2009
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         136 - 229       113 - 194        90 - 158        66 - 116         34 - 90          28 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-1    WAL (yrs)                        10.57            8.87            7.09            5.43             5.10            6.02
       First Payment Date             1/25/2012       3/25/2011        5/25/2010      10/25/2010       6/25/2011       11/25/2012
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        43 - 116         51 - 90          68 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-2    WAL (yrs)                        10.57            8.87            7.09            5.38             4.80            5.20
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       8/25/2010       2/25/2011       11/25/2011
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        41 - 116         47 - 90          56 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-3    WAL (yrs)                        10.57            8.87            7.09            5.35             4.65            4.66
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       12/25/2010       6/25/2011
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        40 - 116         45 - 90          51 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-4    WAL (yrs)                        10.57            8.87            7.09            5.33             4.56            4.42
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       10/25/2010       3/25/2011
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        40 - 116         43 - 90          48 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-5    WAL (yrs)                        10.57            8.87            7.09            5.32             4.51            4.26
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       9/25/2010       12/25/2010
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        39 - 116         42 - 90          45 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-6    WAL (yrs)                        10.57            8.87            7.09            5.31             4.46            4.13
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       8/25/2010       10/25/2010
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        39 - 116         41 - 90          43 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
B-1    WAL (yrs)                        10.57            8.87            7.09            5.30             4.42            4.03
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       5/25/2010       7/25/2010        9/25/2010
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        38 - 116         40 - 90          42 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
B-2    WAL (yrs)                        10.57            8.87            7.09            5.29             4.39            3.96
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       5/25/2010       6/25/2010        8/25/2010
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        38 - 116         39 - 90          41 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
B-3    WAL (yrs)                        10.57            8.87            7.08            5.29             4.37            3.90
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       4/25/2010       5/25/2010        7/25/2010
       Expected Final Maturity        4/25/2026       5/25/2023        5/25/2020      11/25/2016       9/25/2014        4/25/2013
       Window                         58 - 229         48 - 194        38 - 158        37 - 116         38 - 90          40 - 73
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------


Weighted Average Life Sensitivity
To CALL (cont.)
------------------------------        ----------
       PPC (%)                            175
------------------------------        ----------
A-1    WAL (yrs)                         0.43
       First Payment Date              4/25/2007
       Expected Final Maturity         2/25/2008
       Window                           1 - 11
------------------------------        ----------
A-2    WAL (yrs)                         1.07
       First Payment Date              2/25/2008
       Expected Final Maturity         6/25/2008
       Window                           11 - 15
------------------------------        ----------
A-3    WAL (yrs)                         1.55
       First Payment Date              6/25/2008
       Expected Final Maturity         2/25/2009
       Window                           15 - 23
------------------------------        ----------
A-4    WAL (yrs)                         2.18
       First Payment Date              2/25/2009
       Expected Final Maturity         9/25/2009
       Window                           23 - 30
------------------------------        ----------
M-1    WAL (yrs)                         4.83
       First Payment Date              9/25/2009
       Expected Final Maturity         3/25/2012
       Window                           30 - 60
------------------------------        ----------
M-2    WAL (yrs)                         4.39
       First Payment Date              2/25/2011
       Expected Final Maturity         3/25/2012
       Window                           47 - 60
------------------------------        ----------
M-3    WAL (yrs)                         3.90
       First Payment Date             10/25/2010
       Expected Final Maturity         3/25/2012
       Window                           43 - 60
------------------------------        ----------
M-4    WAL (yrs)                         3.69
       First Payment Date              7/25/2010
       Expected Final Maturity         3/25/2012
       Window                           40 - 60
------------------------------        ----------
M-5    WAL (yrs)                         3.54
       First Payment Date              5/25/2010
       Expected Final Maturity         3/25/2012
       Window                           38 - 60
------------------------------        ----------
M-6    WAL (yrs)                         3.44
       First Payment Date              3/25/2010
       Expected Final Maturity         3/25/2012
       Window                           36 - 60
------------------------------        ----------
B-1    WAL (yrs)                         3.35
       First Payment Date              2/25/2010
       Expected Final Maturity         3/25/2012
       Window                           35 - 60
------------------------------        ----------
B-2    WAL (yrs)                         3.29
       First Payment Date              1/25/2010
       Expected Final Maturity         3/25/2012
       Window                           34 - 60
------------------------------        ----------
B-3    WAL (yrs)                         3.24
       First Payment Date             12/25/2009
       Expected Final Maturity         3/25/2012
       Window                           33 - 60
------------------------------        ----------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
       PPC (%)                           50               60              75              100             125              150
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-1    WAL (yrs)                        1.62             1.35            1.08            0.80             0.63            0.52
       First Payment Date             4/25/2007       4/25/2007        4/25/2007       4/25/2007       4/25/2007        4/25/2007
       Expected Final Maturity        8/25/2010       1/25/2010        6/25/2009      11/25/2008       7/25/2008        4/25/2008
       Window                          1 - 41           1 - 34          1 - 27          1 - 20           1 - 16          1 - 13
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-2    WAL (yrs)                        4.13             3.43            2.72            2.00             1.57            1.28
       First Payment Date             8/25/2010       1/25/2010        6/25/2009      11/25/2008       7/25/2008        4/25/2008
       Expected Final Maturity        3/25/2012       5/25/2011        6/25/2010       8/25/2009       1/25/2009        9/25/2008
       Window                          41 - 60         34 - 50          27 - 39         20 - 29         16 - 22          13 - 18
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-3    WAL (yrs)                        7.66             6.37            5.05            3.50             2.31            1.87
       First Payment Date             3/25/2012       5/25/2011        6/25/2010       8/25/2009       1/25/2009        9/25/2008
       Expected Final Maturity        7/25/2018       8/25/2016        9/25/2014       9/25/2012       1/25/2010        7/25/2009
       Window                         60 - 136         50 - 113         39 - 90         29 - 66         22 - 34          18 - 28
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
A-4    WAL (yrs)                        16.83           14.34            11.55           8.53             6.29            2.78
       First Payment Date             7/25/2018       8/25/2016        9/25/2014       9/25/2012       1/25/2010        7/25/2009
       Expected Final Maturity        7/25/2036       9/25/2033        6/25/2029      12/25/2023       7/25/2020       12/25/2017
       Window                         136 - 352       113 - 318        90 - 267        66 - 201         34 - 160        28 - 129
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-1    WAL (yrs)                        10.97            9.24            7.39            5.68             5.29            7.25
       First Payment Date             1/25/2012       3/25/2011        5/25/2010      10/25/2010       6/25/2011       11/25/2012
       Expected Final Maturity       10/25/2033       7/25/2030        5/25/2026       9/25/2021       7/25/2018        4/25/2017
       Window                         58 - 319         48 - 280        38 - 230        43 - 174         51 - 136        68 - 121
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-2    WAL (yrs)                        10.95            9.22            7.37            5.61             4.98            5.34
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       8/25/2010       2/25/2011       11/25/2011
       Expected Final Maturity        2/25/2033       10/25/2029       9/25/2025       2/25/2021       1/25/2018       12/25/2015
       Window                         58 - 311         48 - 271        38 - 222        41 - 167         47 - 130        56 - 105
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-3    WAL (yrs)                        10.93            9.20            7.35            5.56             4.82            4.79
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       12/25/2010       6/25/2011
       Expected Final Maturity        4/25/2032       12/25/2028      11/25/2024       7/25/2020       8/25/2017        8/25/2015
       Window                         58 - 301         48 - 261        38 - 212        40 - 160         45 - 125        51 - 101
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-4    WAL (yrs)                        10.90            9.18            7.33            5.53             4.72            4.54
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       10/25/2010       3/25/2011
       Expected Final Maturity        8/25/2031       4/25/2028        5/25/2024       2/25/2020       4/25/2017        4/25/2015
       Window                         58 - 293         48 - 253        38 - 206        40 - 155         43 - 121         48 - 97
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-5    WAL (yrs)                        10.88            9.15            7.30            5.50             4.65            4.36
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       9/25/2010       12/25/2010
       Expected Final Maturity       12/25/2030       9/25/2027       10/25/2023       9/25/2019       12/25/2016       1/25/2015
       Window                         58 - 285         48 - 246        38 - 199        39 - 150         42 - 117         45 - 94
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
M-6    WAL (yrs)                        10.84            9.11            7.27            5.47             4.58            4.23
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       8/25/2010       10/25/2010
       Expected Final Maturity        3/25/2030       12/25/2026       3/25/2023       3/25/2019       7/25/2016        9/25/2014
       Window                         58 - 276         48 - 237        38 - 192        39 - 144         41 - 112         43 - 90
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
B-1    WAL (yrs)                        10.78            9.06            7.23            5.42             4.52            4.11
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       5/25/2010       7/25/2010        9/25/2010
       Expected Final Maturity        5/25/2029       3/25/2026        6/25/2022       9/25/2018       2/25/2016        5/25/2014
       Window                         58 - 266         48 - 228        38 - 183        38 - 138         40 - 107         42 - 86
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
B-2    WAL (yrs)                        10.71            8.99            7.19            5.37             4.45            4.01
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       5/25/2010       6/25/2010        8/25/2010
       Expected Final Maturity        5/25/2028       3/25/2025       12/25/2021       2/25/2018       9/25/2015        1/25/2014
       Window                         58 - 254         48 - 216        38 - 177        38 - 131         39 - 102         41 - 82
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------
B-3    WAL (yrs)                        10.60            8.90            7.11            5.31             4.39            3.91
       First Payment Date             1/25/2012       3/25/2011        5/25/2010       4/25/2010       5/25/2010        7/25/2010
       Expected Final Maturity        3/25/2027       3/25/2024        2/25/2021       6/25/2017       2/25/2015        8/25/2013
       Window                         58 - 240         48 - 204        38 - 167        37 - 123         38 - 95          40 - 77
------------------------------        ---------       ---------        ---------      ----------       ----------      ----------


Weighted Average Life Sensitivity
To MATURITY (cont.)
------------------------------        ----------
       PPC (%)                            175
------------------------------        ----------
A-1    WAL (yrs)                         0.43
       First Payment Date              4/25/2007
       Expected Final Maturity         2/25/2008
       Window                           1 - 11
------------------------------        ----------
A-2    WAL (yrs)                         1.07
       First Payment Date              2/25/2008
       Expected Final Maturity         6/25/2008
       Window                           11 - 15
------------------------------        ----------
A-3    WAL (yrs)                         1.55
       First Payment Date              6/25/2008
       Expected Final Maturity         2/25/2009
       Window                           15 - 23
------------------------------        ----------
A-4    WAL (yrs)                         2.18
       First Payment Date              2/25/2009
       Expected Final Maturity         9/25/2009
       Window                           23 - 30
------------------------------        ----------
M-1    WAL (yrs)                         6.04
       First Payment Date              9/25/2009
       Expected Final Maturity       1 1/25/2016
       Window                          30 - 106
------------------------------        ----------
M-2    WAL (yrs)                         4.51
       First Payment Date              2/25/2011
       Expected Final Maturity         6/25/2014
       Window                           47 - 87
------------------------------        ----------
M-3    WAL (yrs)                         4.01
       First Payment Date             10/25/2010
       Expected Final Maturity         2/25/2014
       Window                           43 - 83
------------------------------        ----------
M-4    WAL (yrs)                         3.79
       First Payment Date              7/25/2010
       Expected Final Maturity        11/25/2013
       Window                           40 - 80
------------------------------        ----------
M-5    WAL (yrs)                         3.63
       First Payment Date              5/25/2010
       Expected Final Maturity       1 8/25/2013
       Window                           38 - 77
------------------------------        ----------
M-6    WAL (yrs)                         3.52
       First Payment Date              3/25/2010
       Expected Final Maturity         5/25/2013
       Window                           36 - 74
------------------------------        ----------
B-1    WAL (yrs)                         3.41
       First Payment Date              2/25/2010
       Expected Final Maturity         2/25/2013
       Window                           35 - 71
------------------------------        ----------
B-2    WAL (yrs)                         3.33
       First Payment Date              1/25/2010
       Expected Final Maturity        10/25/2012
       Window                           34 - 67
------------------------------        ----------
B-3    WAL (yrs)                         3.24
       First Payment Date             12/25/2009
       Expected Final Maturity         6/25/2012
       Window                           33 - 63
------------------------------        ----------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL
------------------------------        ---------         ----------         ----------
       CPR (%)                           20                 25                 30
------------------------------        ---------         ----------         ----------
A-1    WAL (yrs)                        1.01               0.79               0.64
       First Payment Date             4/25/2007         4/25/2007          4/25/2007
       Expected Final Maturity        5/25/2009         12/25/2008         8/25/2008
       Window                          1 - 26             1 - 21             1 - 17
------------------------------        ---------         ----------         ----------
A-2    WAL (yrs)                        2.63               2.05               1.67
       First Payment Date             5/25/2009         12/25/2008         8/25/2008
       Expected Final Maturity        5/25/2010         9/25/2009          3/25/2009
       Window                          26 - 38           21 - 30            17 - 24
------------------------------        ---------         ----------         ----------
A-3    WAL (yrs)                        4.95               3.72               2.59
       First Payment Date             5/25/2010         9/25/2009          3/25/2009
       Expected Final Maturity        8/25/2014         12/25/2012         11/25/2011
       Window                          38 - 89           30 - 69            24 - 56
------------------------------        ---------         ----------         ----------
A-4    WAL (yrs)                        10.50              8.24               6.69
       First Payment Date             8/25/2014         12/25/2012         11/25/2011
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         89 - 156           69 - 123           56 - 100
------------------------------        ---------         ----------         ----------
M-1    WAL (yrs)                        6.97               5.64               5.13
       First Payment Date             4/25/2010         9/25/2010          3/25/2011
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           42 - 123           48 - 100
------------------------------        ---------         ----------         ----------
M-2    WAL (yrs)                        6.97               5.60               4.95
       First Payment Date             4/25/2010         8/25/2010          12/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           41 - 123           45 - 100
------------------------------        ---------         ----------         ----------
M-3    WAL (yrs)                        6.97               5.57               4.86
       First Payment Date             4/25/2010         7/25/2010          10/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           40 - 123           43 - 100
------------------------------        ---------         ----------         ----------
M-4    WAL (yrs)                        6.97               5.56               4.80
       First Payment Date             4/25/2010         6/25/2010          9/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           39 - 123           42 - 100
------------------------------        ---------         ----------         ----------
M-5    WAL (yrs)                        6.97               5.55               4.77
       First Payment Date             4/25/2010         6/25/2010          8/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           39 - 123           41 - 100
------------------------------        ---------         ----------         ----------
M-6    WAL (yrs)                        6.97               5.54               4.73
       First Payment Date             4/25/2010         5/25/2010          7/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           38 - 123           40 - 100
------------------------------        ---------         ----------         ----------
B-1    WAL (yrs)                        6.97               5.54               4.71
       First Payment Date             4/25/2010         5/25/2010          6/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           38 - 123           39 - 100
------------------------------        ---------         ----------         ----------
B-2    WAL (yrs)                        6.97               5.54               4.69
       First Payment Date             4/25/2010         5/25/2010          6/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           38 - 123           39 - 100
------------------------------        ---------         ----------         ----------
B-3    WAL (yrs)                        6.97               5.52               4.66
       First Payment Date             4/25/2010         4/25/2010          5/25/2010
       Expected Final Maturity        3/25/2020         6/25/2017          7/25/2015
       Window                         37 - 156           37 - 123           38 - 100
------------------------------        ---------         ----------         ----------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY
------------------------------        ---------         ----------         ----------
       CPR (%)                           20                 25                 30
------------------------------        ---------         ----------         ----------
A-1    WAL (yrs)                        1.01               0.79               0.64
       First Payment Date             4/25/2007         4/25/2007          4/25/2007
       Expected Final Maturity        5/25/2009         12/25/2008         8/25/2008
       Window                          1 - 26             1 - 21             1 - 17
------------------------------        ---------         ----------         ----------
A-2    WAL (yrs)                        2.63               2.05               1.67
       First Payment Date             5/25/2009         12/25/2008         8/25/2008
       Expected Final Maturity        5/25/2010         9/25/2009          3/25/2009
       Window                          26 - 38           21 - 30            17 - 24
------------------------------        ---------         ----------         ----------
A-3    WAL (yrs)                        4.95               3.72               2.59
       First Payment Date             5/25/2010         9/25/2009          3/25/2009
       Expected Final Maturity        8/25/2014         12/25/2012         11/25/2011
       Window                          38 - 89           30 - 69            24 - 56
------------------------------        ---------         ----------         ----------
A-4    WAL (yrs)                        11.42              8.98               7.30
       First Payment Date             8/25/2014         12/25/2012         11/25/2011
       Expected Final Maturity        4/25/2029         11/25/2024         9/25/2021
       Window                         89 - 265           69 - 212           56 - 174
------------------------------        ---------         ----------         ----------
M-1    WAL (yrs)                        7.28               5.88               5.34
       First Payment Date             4/25/2010         9/25/2010          3/25/2011
       Expected Final Maturity        3/25/2026         4/25/2022          8/25/2019
       Window                         37 - 228           42 - 181           48 - 149
------------------------------        ---------         ----------         ----------
M-2    WAL (yrs)                        7.26               5.83               5.14
       First Payment Date             4/25/2010         8/25/2010          12/25/2010
       Expected Final Maturity        7/25/2025         11/25/2021         2/25/2019
       Window                         37 - 220           41 - 176           45 - 143
------------------------------        ---------         ----------         ----------
M-3    WAL (yrs)                        7.24               5.79               5.03
       First Payment Date             4/25/2010         7/25/2010          10/25/2010
       Expected Final Maturity        0/25/2024         3/25/2021          8/25/2018
       Window                         37 - 211           40 - 168           43 - 137
------------------------------        ---------         ----------         ----------
M-4    WAL (yrs)                        7.22               5.76               4.97
       First Payment Date             4/25/2010         6/25/2010          9/25/2010
       Expected Final Maturity        3/25/2024         10/25/2020         4/25/2018
       Window                         37 - 204           39 - 163           42 - 133
------------------------------        ---------         ----------         ----------
M-5    WAL (yrs)                        7.19               5.73               4.91
       First Payment Date             4/25/2010         6/25/2010          8/25/2010
       Expected Final Maturity        9/25/2023         5/25/2020          11/25/2017
       Window                         37 - 198           39 - 158           41 - 128
------------------------------        ---------         ----------         ----------
M-6    WAL (yrs)                        7.16               5.70               4.86
       First Payment Date             4/25/2010         5/25/2010          7/25/2010
       Expected Final Maturity        1/25/2023         11/25/2019         6/25/2017
       Window                         37 - 190           38 - 152           40 - 123
------------------------------        ---------         ----------         ----------
B-1    WAL (yrs)                        7.12               5.66               4.81
       First Payment Date             4/25/2010         5/25/2010          6/25/2010
       Expected Final Maturity        5/25/2022         4/25/2019          1/25/2017
       Window                         37 - 182           38 - 145           39 - 118
------------------------------        ---------         ----------         ----------
B-2    WAL (yrs)                        7.07               5.61               4.75
       First Payment Date             4/25/2010         5/25/2010          6/25/2010
       Expected Final Maturity        0/25/2021         9/25/2018          7/25/2016
       Window                         37 - 175           38 - 138           39 - 112
------------------------------        ---------         ----------         ----------
B-3    WAL (yrs)                        6.99               5.54               4.68
       First Payment Date             4/25/2010         4/25/2010          5/25/2010
       Expected Final Maturity        1/25/2020         12/25/2017         12/25/2015
       Window                         37 - 164           37 - 129           38 - 105
------------------------------        ---------         ----------         ----------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period        A-1 Cap (%)       A-2 Cap (%)       A-3 Cap (%)        A-4 Cap (%)
------        -----------       -----------       -----------        -----------
              Actual/360        Actual/360         Actual/360        Actual/360

 1              20.11             20.18              20.23             20.35
 2              20.11             20.18              20.23             20.35
 3              19.84             19.84              19.84             19.84
 4              19.96             19.96              19.96             19.96
 5              19.56             19.56              19.56             19.56
 6              19.43             19.43              19.43             19.43
 7              19.56             19.56              19.56             19.56
 8              19.16             19.16              19.16             19.16
 9              19.30             19.30              19.30             19.30
 10             18.90             18.90              18.90             18.90
 11             18.77             18.77              18.77             18.77
 12             20.86             20.86              20.86             20.86
 13             20.41             20.41              20.41             20.41
 14             20.41             20.41              20.41             20.41
 15             20.11             20.11              20.11             20.11
 16             20.12             20.12              20.12             20.12
 17             19.83             19.83              19.83             19.83
 18             19.69             19.69              19.69             19.69
 19             19.72             19.72              19.72             19.72
 20             19.43             19.43              19.43             19.43
 21               -               19.48              19.48             19.48
 22               -               19.07              19.07             19.07
 23               -               18.90              18.90             18.90
 24               -               19.48              19.48             19.48
 25               -               18.73              18.73             18.73
 26               -               18.86              18.86             18.86
 27               -               18.58              18.58             18.58
 28               -               18.32              18.32             18.32
 29               -               17.79              17.79             17.79
 30               -                 -                17.75             17.75
 31               -                 -                17.98             17.98
 32               -                 -                17.71             17.71
 33               -                 -                17.96             17.96
 34               -                 -                17.36             17.36
 35               -                 -                17.29             17.29
 36               -                 -                18.45             18.45
 37               -                 -                92.27             73.43
 38               -                 -                23.60             20.35
 39               -                 -                22.68             20.35
 40               -                 -                22.68             20.35
 41               -                 -                21.74             20.35
 42               -                 -                21.47             20.35
 43               -                 -                21.79             20.35
 44               -                 -                20.97             20.35
 45               -                 -                21.28             20.35

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period        A-1 Cap (%)       A-2 Cap (%)       A-3 Cap (%)        A-4 Cap (%)
------        -----------       -----------       -----------        -----------
              Actual/360        Actual/360         Actual/360        Actual/360

 46               -                 -                20.40             20.35
 47               -                 -                20.32             20.32
 48               -                 -                22.17             20.39
 49               -                 -                20.26             20.26
 50               -                 -                20.81             20.45
 51               -                 -                20.22             20.22
 52               -                 -                21.24             20.49
 53               -                 -                20.76             20.35
 54               -                 -                20.74             20.35
 55               -                 -                21.32             20.35
 56               -                 -                20.68             20.35
 57               -                 -                21.28             20.35
 58               -                 -                20.85             20.35
 59               -                 -                20.86             20.35
 60               -                 -                22.16             20.35
 61               -                 -                20.82             20.35
 62               -                 -                21.45             20.35
 63               -                 -                20.78             20.35
 64               -                 -                21.45             20.35
 65               -                 -                20.76             20.35
 66               -                 -                20.86             20.35
 67               -                 -                  -               20.35
 68               -                 -                  -               20.35
 69               -                 -                  -               20.35
 70               -                 -                  -               20.35
 71               -                 -                  -               20.35
 72               -                 -                  -               20.35
 73               -                 -                  -               20.35
 74               -                 -                  -               19.21
 75               -                 -                  -               18.59
 76               -                 -                  -               19.22
 77               -                 -                  -               18.59
 78               -                 -                  -               18.58
 79               -                 -                  -               19.20
 80               -                 -                  -               18.57
 81               -                 -                  -               19.18
 82               -                 -                  -               18.57
 83               -                 -                  -               18.56
 84               -                 -                  -               20.54
 85               -                 -                  -               18.55
 86               -                 -                  -               19.16
 87               -                 -                  -               18.53
 88               -                 -                  -               19.14
 89               -                 -                  -               18.52
 90               -                 -                  -               18.51
 91               -                 -                  -               19.12

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period        A-1 Cap (%)       A-2 Cap (%)       A-3 Cap (%)        A-4 Cap (%)
------        -----------       -----------       -----------        -----------
              Actual/360        Actual/360         Actual/360        Actual/360

 92               -                 -                  -               18.49
 93               -                 -                  -               19.10
 94               -                 -                  -               18.48
 95               -                 -                  -               18.47
 96               -                 -                  -               20.44
 97               -                 -                  -               18.46
 98               -                 -                  -               19.06
 99               -                 -                  -               18.44
100               -                 -                  -               19.05
101               -                 -                  -               18.43
102               -                 -                  -               18.42
103               -                 -                  -               19.03
104               -                 -                  -               18.40
105               -                 -                  -               19.01
106               -                 -                  -               18.39
107               -                 -                  -               18.38
108               -                 -                  -               19.64
109               -                 -                  -               18.37
110               -                 -                  -               18.97
111               -                 -                  -               18.35
112               -                 -                  -               18.96
113               -                 -                  -               18.34
114               -                 -                  -               16.07
115               -                 -                  -               13.75
116               -                 -                  -               13.35
117               -                 -                  -               13.84
118               -                 -                  -               13.44
119               -                 -                  -               13.49
120               -                 -                  -               14.99
121               -                 -                  -               13.59
122               -                 -                  -               14.09
123               -                 -                  -               13.69
124               -                 -                  -               14.20
125               -                 -                  -               13.80
126               -                 -                  -               13.86
127               -                 -                  -               14.38
128               -                 -                  -               13.98
129               -                 -                  -               14.51
130               -                 -                  -               14.11
131               -                 -                  -               14.18
132               -                 -                  -               15.77
133               -                 -                  -               14.32
134               -                 -                  -               14.87
135               -                 -                  -               14.46
136               -                 -                  -               15.02
137               -                 -                  -               14.62

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period        A-1 Cap (%)       A-2 Cap (%)       A-3 Cap (%)        A-4 Cap (%)
------        -----------       -----------       -----------        -----------
              Actual/360        Actual/360         Actual/360        Actual/360

138               -                 -                  -               14.70
139               -                 -                  -               15.28
140               -                 -                  -               14.87
141               -                 -                  -               15.46
142               -                 -                  -               15.05
143               -                 -                  -               15.14
144               -                 -                  -               16.87
145               -                 -                  -               15.34
146               -                 -                  -               15.95
147               -                 -                  -               15.54
148               -                 -                  -               16.17
149               -                 -                  -               15.76
150               -                 -                  -               15.87
151               -                 -                  -               16.52
152               -                 -                  -               16.11
153               -                 -                  -               16.77
154               -                 -                  -               16.36
155               -                 -                  -               16.49
156               -                 -                  -               17.77
157               -                 -                  -               16.76
158               -                 -                  -               17.46
159               -                 -                  -               17.04
160               -                 -                  -               17.76
161               -                 -                  -               17.34
162               -                 -                  -               17.50
163               -                 -                  -               18.25
164               -                 -                  -               17.83
165               -                 -                  -               18.60
166               -                 -                  -               18.17
167               -                 -                  -               18.35
168               -                 -                  -               20.52
169               -                 -                  -               18.72
170               -                 -                  -               19.55
171               -                 -                  -               19.12
172               -                 -                  -               19.97
173               -                 -                  -               19.54
174               -                 -                  -               19.75
175               -                 -                  -               20.64
176               -                 -                  -               20.40
177               -                 -                  -               21.57
178               -                 -                  -               21.99
179               -                 -                  -               23.82
180               -                 -                  -               27.21
181               -                 -                  -               25.41
182               -                 -                  -               27.20
183               -                 -                  -               27.34

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period        A-1 Cap (%)       A-2 Cap (%)       A-3 Cap (%)        A-4 Cap (%)
------        -----------       -----------       -----------        -----------
              Actual/360        Actual/360         Actual/360        Actual/360

184               -                 -                  -               29.41
185               -                 -                  -               29.73
186               -                 -                  -               31.15
187               -                 -                  -               33.85
188               -                 -                  -               34.60
189               -                 -                  -               37.95
190               -                 -                  -               39.21
191               -                 -                  -               42.13
192               -                 -                  -               50.52
193               -                 -                  -               49.90
194               -                 -                  -               57.06
195               -                 -                  -               62.02
196               -                 -                  -               73.39
197               -                 -                  -               83.49
198               -                 -                  -               101.90
199               -                 -                  -               136.20
200               -                 -                  -               188.82
201               -                 -                  -               351.67
202               -                 -                  -                 *
203               -                 -                  -                 -


* In Period 202 the Class A-4 has a beginning balance of approximately $24,763 and is paid approximately $134,956 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)    M-2 Cap(%)    M-3 Cap (%)    M-4 Cap (%)   M-5 Cap (%)
------     -----------    ----------    -----------    -----------   -----------
           Actual/360     Actual/360    Actual/360     Actual/360     Actual/360

               -              -              -             -              -
   1         20.42          20.53          20.75         21.20          21.50
   2         20.42          20.53          19.86         19.77          19.77
   3         19.37          19.37          19.37         19.37          19.37
   4         19.46          19.46          19.46         19.46          19.46
   5         19.06          19.06          19.06         19.06          19.06
   6         18.91          18.91          18.91         18.91          18.91
   7         19.01          19.01          19.01         19.01          19.01
   8         18.61          18.61          18.61         18.61          18.61
   9         18.71          18.71          18.71         18.71          18.71
  10         18.31          18.31          18.31         18.31          18.31
  11         18.16          18.16          18.16         18.16          18.16
  12         20.18          20.18          20.18         20.18          20.18
  13         19.76          19.76          19.76         19.76          19.76
  14         19.70          19.70          19.70         19.70          19.70
  15         19.40          19.40          19.40         19.40          19.40
  16         19.36          19.36          19.36         19.36          19.36
  17         19.06          19.06          19.06         19.06          19.06
  18         18.89          18.89          18.89         18.89          18.89
  19         18.86          18.86          18.86         18.86          18.86
  20         18.57          18.57          18.57         18.57          18.57
  21         18.55          18.55          18.55         18.55          18.55
  22         18.08          18.08          18.08         18.08          18.08
  23         17.84          17.84          17.84         17.84          17.84
  24         18.25          18.25          18.25         18.25          18.25
  25         17.57          17.57          17.57         17.57          17.57
  26         17.61          17.61          17.61         17.61          17.61
  27         17.31          17.31          17.31         17.31          17.31
  28         16.91          16.91          16.91         16.91          16.91
  29         16.34          16.34          16.34         16.34          16.34
  30         16.23          16.23          16.23         16.23          16.23
  31         16.33          16.33          16.33         16.33          16.33
  32         16.03          16.03          16.03         16.03          16.03
  33         16.12          16.12          16.12         16.12          16.12
  34         15.31          15.31          15.31         15.31          15.31
  35         15.05          15.05          15.05         15.05          15.05
  36         15.82          15.82          15.82         15.82          15.82
  37         17.05          17.16          17.40         17.86          18.17
  38         16.19          16.25          16.39         16.64          16.82
  39         15.51          15.55          15.65         15.83          15.96
  40         15.40          15.44          15.54         15.72          16.20
  41         14.57          14.59          14.71         15.03          15.12
  42         14.41          14.47          14.68         14.80          14.87
  43         14.82          15.06          15.19         15.34          15.44
  44         14.15          14.26          14.29         14.36          14.40
  45         14.66          14.75          14.79         14.90          14.96
  46         13.57          13.57          13.57         13.58          13.58


                   Subordinate Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2) (cont.)

Period     M-6 Cap (%)    B-1 Cap (%)   B-2 Cap (%)    B-3 Cap (%)
------     -----------    -----------   -----------    -----------
           Actual/360     Actual/360     Actual/360    Actual/360

                -             -              -              -
   1          21.80         22.00          22.00          22.00
   2          19.77         19.77          19.77          19.77
   3          19.37         19.37          19.37          19.37
   4          19.46         19.46          19.46          19.46
   5          19.06         19.06          19.06          19.06
   6          18.91         18.91          18.91          18.91
   7          19.01         19.01          19.01          19.01
   8          18.61         18.61          18.61          18.61
   9          18.71         18.71          18.71          18.71
  10          18.31         18.31          18.31          18.31
  11          18.16         18.16          18.16          18.16
  12          20.18         20.18          20.18          20.18
  13          19.76         19.76          19.76          19.76
  14          19.70         19.70          19.70          19.70
  15          19.40         19.40          19.40          19.40
  16          19.36         19.36          19.36          19.36
  17          19.06         19.06          19.06          19.06
  18          18.89         18.89          18.89          18.89
  19          18.86         18.86          18.86          18.86
  20          18.57         18.57          18.57          18.57
  21          18.55         18.55          18.55          18.55
  22          18.08         18.08          18.08          18.08
  23          17.84         17.84          17.84          17.84
  24          18.25         18.25          18.25          18.25
  25          17.57         17.57          17.57          17.57
  26          17.61         17.61          17.61          17.61
  27          17.31         17.31          17.31          17.31
  28          16.91         16.91          16.91          16.91
  29          16.34         16.34          16.34          16.34
  30          16.23         16.23          16.23          16.23
  31          16.33         16.33          16.33          16.33
  32          16.03         16.03          16.03          16.03
  33          16.12         16.12          16.12          16.12
  34          15.31         15.31          15.31          15.31
  35          15.05         15.05          15.05          15.05
  36          15.82         15.82          15.82          15.82
  37          18.48         18.69          18.69          18.69
  38          16.99         17.11          17.11          17.14
  39          16.08         16.56          16.63          16.63
  40          16.47         16.57          16.56          16.56
  41          15.22         15.28          15.28          15.28
  42          14.96         15.00          15.00          15.00
  43          15.55         15.61          15.61          15.61
  44          14.45         14.48          14.47          14.47
  45          15.04         15.08          15.08          15.08
  46          13.59         13.59          13.59          13.59


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)    M-2 Cap(%)    M-3 Cap (%)    M-4 Cap (%)   M-5 Cap (%)
------     -----------    ----------    -----------    -----------   -----------
           Actual/360     Actual/360    Actual/360     Actual/360     Actual/360

  47         13.43          13.43          13.43         13.43          13.43
  48         15.80          15.82          15.92         16.12          16.26
  49         13.37          13.37          13.37         13.37          13.37
  50         13.97          13.97          13.99         14.04          14.07
  51         13.33          13.33          13.33         13.33          13.33
  52         14.65          14.66          14.70         14.80          14.86
  53         14.13          14.13          14.16         14.21          14.24
  54         14.10          14.10          14.13         14.18          14.21
  55         14.95          14.96          15.03         15.16          15.24
  56         14.01          14.02          14.04         14.08          14.11
  57         14.91          14.92          14.98         15.11          15.20
  58         14.29          14.30          14.33         14.40          14.45
  59         14.33          14.34          14.37         14.45          14.50
  60         16.36          16.39          16.51         16.78          16.96
  61         14.26          14.27          14.30         14.37          14.42
  62         15.24          15.26          15.34         15.51          15.62
  63         14.17          14.18          14.21         14.27          14.32
  64         15.17          15.19          15.27         15.44          15.54
  65         14.06          14.07          14.10         14.15          14.19
  66         14.02          14.02          14.05         14.10          14.14
  67         15.09          15.11          15.19         15.35          15.46
  68         13.91          13.92          13.94         13.99          14.02
  69         14.98          15.00          15.07         15.22          15.32
  70         13.80          13.81          13.83         13.86          13.89
  71         13.75          13.75          13.77         13.80          13.82
  72         18.91          17.03          17.19         17.54          17.77
  73         13.64          13.65          13.66         13.68          13.70
  74         11.98          11.98          11.98         11.98          11.98
  75         11.59          11.59          11.59         11.59          11.59
  76         11.99          11.99          11.99         11.99          11.99
  77         11.60          11.60          11.60         11.60          11.60
  78         11.59          11.59          11.59         11.59          11.59
  79         11.97          11.97          11.97         11.97          11.97
  80         11.58          11.58          11.58         11.58          11.58
  81         11.96          11.96          11.96         11.96          11.96
  82         11.58          11.58          11.58         11.58          11.58
  83         11.57          11.57          11.57         11.57          11.57
  84         12.80          12.80          12.80         12.80          12.80
  85         11.56          11.56          11.56         11.56          11.56
  86         11.94          11.94          11.94         11.94          11.94
  87         11.54          11.54          11.54         11.54          11.54
  88         11.92          11.92          11.92         11.92          11.92
  89         11.53          11.53          11.53         11.53          11.53
  90         11.53          11.53          11.53         11.53          11.53
  91         11.90          11.90          11.90         11.90          11.90
  92         11.51          11.51          11.51         11.51          11.51
  93         11.89          11.89          11.89         11.89          11.89
  94         11.50          11.50          11.50         11.50          11.50


                   Subordinate Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2) (cont.)

Period     M-6 Cap (%)    B-1 Cap (%)   B-2 Cap (%)    B-3 Cap (%)
------     -----------    -----------   -----------    -----------
           Actual/360     Actual/360     Actual/360    Actual/360

  47          13.43         13.43          13.43          13.43
  48          16.41         16.50          16.49          16.49
  49          13.37         13.37          13.37          13.37
  50          14.10         14.12          14.12          14.12
  51          13.33         13.33          13.33          13.33
  52          14.93         14.97          14.97          14.97
  53          14.28         14.30          14.30          14.30
  54          14.25         14.27          14.27          14.27
  55          15.34         15.39          15.39          15.39
  56          14.14         14.16          14.16          14.16
  57          15.29         15.35          15.35          15.35
  58          14.50         14.53          14.53          14.53
  59          14.55         14.58          14.58          14.58
  60          17.15         17.26          17.26          17.26
  61          14.47         14.50          14.50          14.50
  62          15.74         15.81          15.81          15.81
  63          14.36         14.39          14.39          14.39
  64          15.66         15.73          15.73          15.73
  65          14.23         14.26          14.26          14.26
  66          14.18         14.20          14.20          14.20
  67          15.57         15.65          15.64          15.64
  68          14.05         14.07          14.07          14.07
  69          15.43         15.50          15.50          15.50
  70          13.92         13.93          13.93          13.93
  71          13.85         13.86          13.86          13.86
  72          18.01         18.16          18.16          18.16
  73          13.72         13.73          13.73          13.73
  74          11.98         11.98          11.98          11.98
  75          11.59         11.59          11.59          11.59
  76          11.99         11.99          11.99          11.99
  77          11.60         11.60          11.60          11.60
  78          11.59         11.59          11.59          11.59
  79          11.97         11.97          11.97          11.97
  80          11.58         11.58          11.58          11.58
  81          11.96         11.96          11.96          11.96
  82          11.58         11.58          11.58          11.58
  83          11.57         11.57          11.57          11.57
  84          12.80         12.80          12.80          12.80
  85          11.56         11.56          11.56          11.56
  86          11.94         11.94          11.94          11.94
  87          11.54         11.54          11.54          11.54
  88          11.92         11.92          11.92          11.92
  89          11.53         11.53          11.53          11.53
  90          11.53         11.53          11.53          11.53
  91          11.90         11.90          11.90          11.90
  92          11.51         11.51          11.51          11.51
  93          11.89         11.89          11.89          11.89
  94          11.50         11.50          11.50          11.50


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)    M-2 Cap(%)    M-3 Cap (%)    M-4 Cap (%)   M-5 Cap (%)
------     -----------    ----------    -----------    -----------   -----------
           Actual/360     Actual/360    Actual/360     Actual/360     Actual/360

95            11.49          11.49          11.49         11.49          11.49
96            12.72          12.72          12.72         12.72          12.72
97            11.48          11.48          11.48         11.48          11.48
98            11.85          11.85          11.85         11.85          11.85
99            11.47          11.47          11.47         11.47          11.47
100           11.84          11.84          11.84         11.84          11.84
101           11.45          11.45          11.45         11.45          11.45
102           11.45          11.45          11.45         11.45          11.45
103           11.82          11.82          11.82         11.82          11.82
104           11.43          11.43          11.43         11.43          11.43
105           11.81          11.81          11.81         11.81          11.81
106           11.42          11.42          11.42         11.42          11.42
107           11.41          11.41          11.41         11.41          11.41
108           12.19          12.19          12.19         12.19          12.19
109           11.40          11.40          11.40         11.40          11.40
110           11.77          11.77          11.77         11.77          11.77
111           11.39          11.39          11.39         11.39          11.39
112           11.76          11.76          11.76         11.76          11.76
113           11.37          11.37          11.37         11.37          11.37
114           11.37          11.37          11.37         11.37          11.37
115           11.74          11.74          11.74         11.74          11.74
116           11.35          11.35          11.35         11.35          11.35
117           11.72          11.72          11.72         11.72          11.72
118           11.34          11.34          11.34         11.34          11.34
119           11.33          11.33          11.33         11.33          11.33
120           12.54          12.54          12.54         12.54          12.54
121           11.32          11.32          11.32         11.32          11.32
122           11.69          11.69          11.69         11.69          11.69
123           11.31          11.31          11.31         11.31          11.31
124           11.68          11.68          11.68         11.68          11.68
125           11.29          11.29          11.29         11.29          11.29
126           11.29          11.29          11.29         11.29          11.29
127           11.66          11.66          11.66         11.66          11.66
128           11.27          11.27          11.27         11.27          11.27
129           11.64          11.64          11.64         11.64          11.64
130           11.26          11.26          11.26         11.26          11.26
131           11.25          11.25          11.25         11.25          11.25
132           12.45          12.45          12.45         12.45          12.45
133           11.24          11.24          11.24         11.24          11.24
134           11.61          11.61          11.61         11.61          11.61
135           11.23          11.23          11.23         11.23          11.23
136           11.60          11.60          11.60         11.60          11.60
137           11.21          11.21          11.21         11.21          11.21
138           11.21          11.21          11.21         11.21          11.21
139           11.58          11.58          11.58         11.58          11.58
140           11.20          11.20          11.20         11.20          11.20
141           11.56          11.56          11.56         11.56          11.56
142           11.18          11.18          11.18         11.18          11.18


                   Subordinate Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2) (cont.)

Period     M-6 Cap (%)    B-1 Cap (%)   B-2 Cap (%)    B-3 Cap (%)
------     -----------    -----------   -----------    -----------
           Actual/360     Actual/360     Actual/360    Actual/360

95             11.49         11.49          11.49          11.49
96             12.72         12.72          12.72          12.72
97             11.48         11.48          11.48          11.48
98             11.85         11.85          11.85          11.85
99             11.47         11.47          11.47          11.47
100            11.84         11.84          11.84          11.84
101            11.45         11.45          11.45          11.45
102            11.45         11.45          11.45          11.45
103            11.82         11.82          11.82          11.82
104            11.43         11.43          11.43          11.43
105            11.81         11.81          11.81          11.81
106            11.42         11.42          11.42          11.42
107            11.41         11.41          11.41          11.41
108            12.19         12.19          12.19          12.19
109            11.40         11.40          11.40          11.40
110            11.77         11.77          11.77          11.77
111            11.39         11.39          11.39          11.39
112            11.76         11.76          11.76          11.76
113            11.37         11.37          11.37          11.37
114            11.37         11.37          11.37          11.37
115            11.74         11.74          11.74          11.74
116            11.35         11.35          11.35          11.35
117            11.72         11.72          11.72          11.72
118            11.34         11.34          11.34          11.34
119            11.33         11.33          11.33          11.33
120            12.54         12.54          12.54          12.54
121            11.32         11.32          11.32          11.32
122            11.69         11.69          11.69          11.69
123            11.31         11.31          11.31          11.31
124            11.68         11.68          11.68            -
125            11.29         11.29          11.29            -
126            11.29         11.29          11.29            -
127            11.66         11.66          11.66            -
128            11.27         11.27          11.27            -
129            11.64         11.64          11.64            -
130            11.26         11.26          11.26            -
131            11.25         11.25          11.25            -
132            12.45         12.45            -              -
133            11.24         11.24            -              -
134            11.61         11.61            -              -
135            11.23         11.23            -              -
136            11.60         11.60            -              -
137            11.21         11.21            -              -
138            11.21         11.21            -              -
139            11.58           -              -              -
140            11.20           -              -              -
141            11.56           -              -              -
142            11.18           -              -              -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-6 Cap (%)    B-1 Cap (%)   B-2 Cap (%)    B-3 Cap (%)
------     -----------    -----------   -----------    -----------
           Actual/360     Actual/360     Actual/360    Actual/360

143            11.18           -              -              -
144            12.37           -              -              -
145            11.16           -              -              -
146              -             -              -              -
147              -             -              -              -
148              -             -              -              -
149              -             -              -              -
150              -             -              -              -
151              -             -              -              -
152              -             -              -              -
153              -             -              -              -
154              -             -              -              -
155              -             -              -              -
156              -             -              -              -
157              -             -              -              -
158              -             -              -              -
159              -             -              -              -
160              -             -              -              -
161              -             -              -              -
162              -             -              -              -
163              -             -              -              -
164              -             -              -              -
165              -             -              -              -
166              -             -              -              -
167              -             -              -              -
168              -             -              -              -
169              -             -              -              -
170              -             -              -              -
171              -             -              -              -
172              -             -              -              -
173              -             -              -              -
174              -             -              -              -
175              -             -              -              -
176              -             -              -              -

                   Subordinate Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2) (cont.)

Period     M-6 Cap (%)    B-1 Cap (%)   B-2 Cap (%)    B-3 Cap (%)
------     -----------    -----------   -----------    -----------
           Actual/360     Actual/360     Actual/360    Actual/360

143            11.18           -              -              -
144            12.37           -              -              -
145            11.16           -              -              -
146              -             -              -              -
147              -             -              -              -
148              -             -              -              -
149              -             -              -              -
150              -             -              -              -
151              -             -              -              -
152              -             -              -              -
153              -             -              -              -
154              -             -              -              -
155              -             -              -              -
156              -             -              -              -
157              -             -              -              -
158              -             -              -              -
159              -             -              -              -
160              -             -              -              -
161              -             -              -              -
162              -             -              -              -
163              -             -              -              -
164              -             -              -              -
165              -             -              -              -
166              -             -              -              -
167              -             -              -              -
168              -             -              -              -
169              -             -              -              -
170              -             -              -              -
171              -             -              -              -
172              -             -              -              -
173              -             -              -              -
174              -             -              -              -
175              -             -              -              -
176              -             -              -              -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 4.800%

Period           Start Accrual           End Accrual          Swap Notional
------           -------------           ----------           --------------
   1                4/3/2007              4/25/2007                 -
   2               4/25/2007              5/25/2007                 -
   3               5/25/2007              6/25/2007                 -
   4               6/25/2007              7/25/2007                 -
   5               7/25/2007              8/25/2007                 -
   6               8/25/2007              9/25/2007                 -
   7               9/25/2007             10/25/2007                 -
   8               10/25/2007            11/25/2007                 -
   9               11/25/2007            12/25/2007                 -
  10               12/25/2007             1/25/2008                 -
  11               1/25/2008              2/25/2008                 -
  12               2/25/2008              3/25/2008           523,690,897.14
  13               3/25/2008              4/25/2008           502,418,718.52
  14               4/25/2008              5/25/2008           481,678,257.39
  15               5/25/2008              6/25/2008           461,587,580.19
  16               6/25/2008              7/25/2008           442,333,747.49
  17               7/25/2008              8/25/2008           423,890,674.65
  18               8/25/2008              9/25/2008           406,223,921.54
  19               9/25/2008             10/25/2008           389,278,253.56
  20               10/25/2008            11/25/2008           372,827,693.31
  21               11/25/2008            12/25/2008           357,177,127.90
  22               12/25/2008             1/25/2009           324,386,901.37
  23               1/25/2009              2/25/2009           301,398,349.78
  24               2/25/2009              3/25/2009           288,619,600.78
  25               3/25/2009              4/25/2009           276,693,130.36
  26               4/25/2009              5/25/2009           265,042,618.25
  27               5/25/2009              6/25/2009           253,987,770.09
  28               6/25/2009              7/25/2009           225,349,441.83
  29               7/25/2009              8/25/2009           206,432,840.84
  30               8/25/2009              9/25/2009           197,685,786.58
  31               9/25/2009             10/25/2009           189,633,269.96
  32               10/25/2009            11/25/2009           181,742,848.89
  33               11/25/2009            12/25/2009           173,620,249.92
  34               12/25/2009             1/25/2010           137,804,728.94
  35               1/25/2010              2/25/2010           120,210,198.59
  36               2/25/2010              3/25/2010           114,934,430.52
  37               3/25/2010              4/25/2010           110,430,449.24
  38               4/25/2010              5/25/2010           106,073,274.28
  39               5/25/2010              6/25/2010           101,260,020.19
  40               6/25/2010              7/25/2010           78,666,809.19
  41               7/25/2010              8/25/2010           69,018,826.78
  42               8/25/2010              9/25/2010           66,090,116.53
  43               9/25/2010             10/25/2010           63,640,800.10
  44               10/25/2010            11/25/2010           61,269,929.25
  45               11/25/2010            12/25/2010           58,628,724.99
  46               12/25/2010             1/25/2011           45,841,253.57
  47               1/25/2011              2/25/2011           40,418,896.30
  48               2/25/2011              3/25/2011           38,824,511.54
  49               3/25/2011              4/25/2011           37,495,987.13
  50               4/25/2011              5/25/2011           36,219,018.77
  51               5/25/2011              6/25/2011           34,984,784.29
  52               6/25/2011              7/25/2011           33,791,884.74
  53               7/25/2011              8/25/2011           32,638,965.58
  54               8/25/2011              9/25/2011           31,511,226.95
  55               9/25/2011             10/25/2011           30,434,994.52
  56               10/25/2011            11/25/2011           29,388,292.84
  57               11/25/2011            12/25/2011           28,332,448.88
  58               12/25/2011             1/25/2012           27,069,547.91
  59               1/25/2012              2/25/2012           26,123,498.40
  60               2/25/2012              3/25/2012           25,216,988.35
  61               3/25/2012              4/25/2012           24,354,686.27
  62               4/25/2012              5/25/2012           23,514,637.84
  63               5/25/2012              6/25/2012           22,658,005.83
  64               6/25/2012              7/25/2012           21,585,199.06
  65               7/25/2012              8/25/2012           20,827,635.83
  66               8/25/2012              9/25/2012           20,109,307.71
  67               9/25/2012             10/25/2012           19,422,843.55
  68               10/25/2012            11/25/2012           18,755,534.69
  69               11/25/2012            12/25/2012           18,085,090.49
  70               12/25/2012             1/25/2013           17,297,793.51
  71               1/25/2013              2/25/2013           16,695,660.01
  72               2/25/2013              3/25/2013           16,125,982.59
  73               3/25/2013              4/25/2013           15,575,347.45
  74               4/25/2013              5/25/2013                 -


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 7.000%

Period           Start Accrual           End Accrual          Swap Notional
------           -------------           ----------           --------------
   1                4/3/2007              4/25/2007           798,767,446.61
   2               4/25/2007              5/25/2007           770,064,360.37
   3               5/25/2007              6/25/2007           742,223,768.27
   4               6/25/2007              7/25/2007           715,196,770.01
   5               7/25/2007              8/25/2007           688,938,520.19
   6               8/25/2007              9/25/2007           663,408,130.33
   7               9/25/2007             10/25/2007           638,568,562.66
   8               10/25/2007            11/25/2007           614,386,514.60
   9               11/25/2007            12/25/2007           590,832,293.58
  10               12/25/2007             1/25/2008           567,879,681.51
  11               1/25/2008              2/25/2008           545,505,788.73
  12               2/25/2008              3/25/2008                 -


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                              TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

(c) 2005 Morgan Stanley